UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 7, 2007

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania	19063

(Address of principal executive offices)	(Zip Code)
(610) 480-8000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On May 7, 2007, InfraSource Services, Inc. and Quanta Services, Inc. announced that the Federal Trade Commission and the United States Department of Justice have granted early termination of the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed acquisition of InfraSource by Quanta. For more detail, please see the Joint Press Release by Quanta and InfraSource set forth on Exhibit 99.1.
Important Information for Investors and Stockholders
In connection with the proposed acquisition of InfraSource by Quanta, Quanta filed a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) on April 20, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by InfraSource at the SEC website, http://www.sec.gov.
InfraSource and certain executive officers and other members of its management may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed acquisition. Information concerning the interests of InfraSource’s participants in the solicitation, which may be different than those of InfraSource stockholders generally, is set forth in the proxy statement/prospectus relating to the acquisition.
Item 9.01. Financial Statements and Exhibits.
     (d)     Exhibits.
99.1	Joint Press Release, dated May 7, 2007, by InfraSource Services, Inc. and Quanta Services, Inc. relating to the grant of early termination of the waiting period from the Federal Trade Commission and the United States Department of Justice.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC. (Registrant)
	By:	/s/ Deborah C. Lofton
Date: May 8, 2007		Name:	Deborah C. Lofton
		Title:	Senior Vice President, General Counsel and Secretary